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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-30917 of Sterling Chemicals Holdings, Inc. on Form S-3 of our report dated December 3, 1997, appearing in this Annual Report on Form 10-K of Sterling Chemicals Holdings, Inc. for the year ended September 30, 1997.



DELOITTE & TOUCHE LLP
December 15, 1997
Houston, Texas